UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 3, 2005

NUVASIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50744	33-0768598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

4545 Towne Centre Court San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

(858) 909-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement, Item 2.01. Completion of Acquisition or Disposition of Assets and Item 3.02. Unregistered Sales of Equity Securities.

On June 3, 2005, NuVasive, Inc. (“NUVA”) and RSB Spine LLC (“RSB”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) providing for the acquisition by NUVA of the cervical plate systems owned by RSB and marketed under the name SmartPlate, together with the intellectually property rights, inventories, receivables and certain liabilities related thereto (collectively, the “SmartPlate Operations”).

The closing of the acquisition was completed on the same date as the Purchase Agreement.  As a result of the acquisition, the SmartPlate Operations will be included in the consolidated financial results of NUVA for periods from and subsequent to June 3, 2005.

Pursuant to the Purchase Agreement, RSB received $3,900,000 and 222,929 unregistered shares of NUVA common stock (the “Shares”) at the closing.  RSB is also entitled to receive, as additional purchase price, $400,000 on each of the next four annual anniversaries of the date of the Purchase Agreement.

The Purchase Agreement provides that RSB will receive additional payments in the form of an earnout based on net sales of NUVA cervical plate systems, including the SmartPlate systems, that incorporate the patents acquired from RSB in the acquisition through June 3, 2017.  The percentage of net sales on which this earnout will be based is initially equal to 8%, but will be reduced to 6% on June 3, 2010, 4% on June 3, 2013 and 2% on June 3, 2015.

The Purchase Agreement also provides NUVA with a right of first refusal with respect to any sale by RSB of any of its assets, rights or properties outside of the ordinary course of business for a period of five years.

Pursuant to the Purchase Agreement, during the first 15 months following the closing, NUVA has also agreed to pay to RSB an amount in cash, if any, equal to the difference between $3,150,000 and the price received by RSB upon the sale of all of the Shares.  RSB, in turn has agreed to pay to NUVA during the same period of time, in the form of a credit against any earnout payments, an amount equal to the difference between the price received by RSB upon the sale of all of the Shares and $3,850,000, if any.

The description of the acquisition by NUVA set forth above and elsewhere in this report is qualified in its entirety by reference to the Purchase Agreement filed with this current report as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of June 3, 2005 by and between NuVasive, Inc. and RSB Spine LLC.
99.1	Press Release issued by NuVasive, Inc. dated June 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 9, 2005	NUVASIVE, INC.

	By:	/s/ Kevin C. O’Boyle
Kevin C. O’Boyle, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of June 3, 2005 by and between NuVasive, Inc. and RSB Spine LLC.
99.1	Press Release issued by NuVasive, Inc. dated June 6, 2005